            As filed with the Securities and Exchange Commission on June 3, 1997

                                             Registration No. __________________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              ___________________

                             CHASE INDUSTRIES INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                           51-0328047
         (State or other juris-                             (I.R.S. Employer
         diction of incorporation                           Identification
         or organization)                                   Number)

                             14212 COUNTY ROAD M-50
                            MONTPELIER, OHIO  43543
                                 (419) 485-3193
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             CHASE INDUSTRIES INC.
             1997 EXECUTIVE DEFERRED COMPENSATION STOCK OPTION PLAN
                            (full title of the plan)
                              ___________________

                                MARTIN V. ALONZO
                             CHASE INDUSTRIES INC.
                             14212 COUNTY ROAD M-50
                            MONTPELIER, OHIO  43543
                                 (419) 485-3193
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              ___________________

 Copies of all communications, including all communications sent to the agent for service, should be sent to:

                             RODNEY L. MOORE, ESQ.
                          FULBRIGHT & JAWORSKI L.L.P.
                          2200 ROSS AVENUE, SUITE 2800
                              DALLAS, TEXAS  75201
                                 (214) 855-8000
                              ___________________


                        CALCULATION OF REGISTRATION FEE


====================================================================================================================================
     TITLE OF SECURITIES                                   PROPOSED MAXIMUM            PROPOSED MAXIMUM          AMOUNT OF
       TO BE REGISTERED             AMOUNT TO BE          OFFERING PRICE PER       AGGREGATE OFFERING PRICE     REGISTRATION
                                     REGISTERED                 UNIT(2)                      (2)                    FEE
====================================================================================================================================
  COMMON STOCK $.01 PAR
  VALUE PER SHARE . . . . .        300,000 SHARES              $22.13                     $6,639,000               $2,012
====================================================================================================================================


(1) Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may become issuable pursuant to the antidilution provisions of the Plan.

(2) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 30, 1997.


================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") by Chase Industries Inc., a Delaware corporation (f/k/a Chase Brass Industries, Inc.) (the "Company" or the "Registrant"), are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Commission on March 18, 1997.

         (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997, filed with the Commission on May 13, 1997.

                 The Company's Current Report on Form 8-K filed with the Commission on May 28, 1997 regarding the change in the corporate name from "Chase Brass Industries, Inc." to "Chase Industries Inc."

         (c)     The description of the Company's common stock contained in
Item 1 of the Company's registration statement on Form 8-A filed with the Commission on October 13, 1994 (File No. 1-13394), including any amendment or report filed for the purpose of updating such description.

         In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES

                 Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                 Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                 Article Eighth of the Restated Certificate of Incorporation of the Registrant provides that the Company must indemnify its officers and directors to the maximum extent allowed by the Delaware General Corporation Law. Pursuant to Section 145 of the Delaware General Corporation Law, the Company generally has the power to indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action, so long as they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the Company, however, indemnification generally is limited to attorneys' fees and other expenses and is not available if the person is adjudged to be liable to the Company unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Company also has the power to purchase and maintain insurance for its directors and officers. Additionally, Article Eighth of the Company's Restated Certificate of Incorporation provides that, in the event that an officer or director files suit against the Company seeking to recover the unpaid amount of a claim for indemnification or advancement of liabilities or expenses incurred, the burden will be on the Company to prove that the indemnification or advancement of costs of defense would not be permitted under the Delaware General Corporation Law.

         The Company has entered into Indemnification Agreements with each of its directors and executive officers. These agreements provide that the Company must, within 30 days of request, indemnify an officer or director for liabilities incurred to the fullest extent permitted by the Delaware General Corporation Law. The Company must, within two days of request, advance to an officer or director all costs and expenses incurred in the defense of a claim or other proceeding. The obligation of the Company to provide the indemnification does not apply if, before the date on which the Company must provide the indemnification, the Company's Board of Directors, or a representative chosen by the Board of Directors, concludes that indemnification would be improper under the Delaware General Corporation Law.

         The preceding discussion of the Company's Restated Certificate of Incorporation, Section 145 of the Delaware General Corporation Law and the Indemnification Agreements is not intended to be exhaustive and is qualified in its entirety by the Company's Restated Certificate of Incorporation, Section 145 of the Delaware General Corporation Law and the Indemnification Agreements.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.


ITEM 8.  EXHIBITS


         4.1     -        Exchange Agreement, dated November 4, 1994, between
                          the Company and Citicorp Venture Capital Ltd.
                          ("CVC"), (incorporated by reference to Exhibit 4.4 of the Company's Registration Statement on Form S-8 as filed with the Commission on December 12, 1994, Registration No. 33-87278).

         4.2     -        Voting Agreement, dated November 10, 1994, between
                          the Company, CVC and Martin V. Alonzo (incorporated by reference to Exhibit 4.5 of the Company's
                          Registration Statement on Form S-8 as filed with the Commission on December 12, 1994, Registration No.
                          33-87278).

         4.3     -        Chase Industries Inc. 1997 Executive Deferred
                          Compensation Stock Option Plan.

         5       -        Opinion of Fulbright & Jaworski L.L.P.

         23.1    -        Consent of Coopers & Lybrand L.L.P.

         23.2    -        Consent of Fulbright & Jaworski L.L.P. (included in
                          Exhibit 5).

         24      -        Power of Attorney (included in signature page).

ITEM 9.          UNDERTAKINGS


         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                          (ii) To reflect in the prospectus any facts or events arising after the effective dates of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                          provided, however, that paragraphs (a)(1)(i) and
                          (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                 Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 30th day of May 1997.

                                        By:/s/ Martin V. Alonzo Martin V.
                                           ------------------------------------
                                                  Alonzo Chairman of the Board,
                                                  President and Chief Executive
                                                  Officer


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Martin V. Alonzo and Michael T. Segraves, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any and all related registration statements and post-effective amendments, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorneys-in-fact and agents, or either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

               Signature                                       Title                           Date
               ---------                                       -----                           ----
 /s/ Martin V. Alonzo                        Chairman of the Board, President, Chief    May 30, 1997
 ------------------------------------        Executive Officer and Director
 Martin V. Alonzo                            Principal executive officer)

 /s/ Michael T. Segraves                     Vice President and Chief Financial         May 30, 1997
 ------------------------------------        Officer (Principal financial officer)
 Michael T. Segraves

 /s/ Raymond E. Cartledge                    Director                                   May 30, 1997
 ------------------------------------
 Raymond E. Cartledge

 /s/ Charles E. Corpening                    Director                                   May 30, 1997
 ------------------------------------
 Charles E. Corpening
 /s/ Donald J. Donahue                       Director                                   May 30, 1997
 ------------------------------------
 Donald J. Donahue

 /s/ John R. Kennedy                         Director                                   May 30, 1997
 ------------------------------------
 John R. Kennedy
 /s/ Thomas F. McWilliams                    Director                                   May 30, 1997
 ------------------------------------
 Thomas F. McWilliams

 /s/ William R. Toller                       Director                                   May 30, 1997
 ------------------------------------
 William R. Toller

                                 Exhibit Index

Exhibit No.               Description
-----------               -----------
         4.1     -        Exchange Agreement, dated November 4, 1994, between
                          the Company and Citicorp Venture Capital Ltd.
                          ("CVC"), (incorporated by reference to Exhibit 4.4 of
                          the Company's Registration Statement on Form S-8 as
                          filed with the Commission on  December 12, 1994,
                          Registration No. 33-87278).

         4.2     -        Voting Agreement, dated November 10, 1994, between
                          the Company, CVC and Martin V. Alonzo (incorporated
                          by reference to Exhibit 4.5 of the Company's
                          Registration Statement on Form S-8 as filed with the
                          Commission on  December 12, 1994, Registration No.
                          33-87278).

         4.3     -        Chase Industries Inc. 1997 Executive Deferred
                          Compensation Stock Option Plan.

         5       -        Opinion of Fulbright & Jaworski L.L.P.

         23.1    -        Consent of Coopers & Lybrand L.L.P.

         23.2    -        Consent of Fulbright & Jaworski L.L.P. (included in
                          Exhibit 5).

         24      -        Power of Attorney (included in signature page).